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                                                                    EXHIBIT 3.17

                                STATE OF MICHIGAN
                      CORPORATION AND SECURITIES COMMISSION
                                LANSING, MICHIGAN

                            ARTICLES OF INCORPORATION

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

                                   ARTICLE I.

The name of the corporation is HANS SICKINGER CO.

                                   ARTICLE II.

The purpose or purposes for which the corporation is formed are as follows:

                  To engage in any kind of commercial, mercantile or manufacturing enterprise, as principal or as agent for others; to buy, sell, lease, import, export, license, sub-license, manufacture, warehouse, fabricate, service or generally trade in machinery or parts and merchandise of every nature and description and to do any and all acts and things necessary to carry on any of the foregoing activities.

In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

                                  ARTICLE III.

Location of the first registered office is: 1071 Stratford Lane, Bloomfield Hills (City), Oakland (County), Michigan

Post office address of the first registered office is: 1071 Stratford Lane, Bloomfield Hills, Michigan

                                   ARTICLE IV.

The name of the first resident agent is Albert E. Sickinger

                                   ARTICLE V.

The total authorized capital stock is

(1)                 {Preferred shs. 2,700            }      {Par Value $ 100.00         }
                    {Common shs. 300                 }      {Par Value $ 100.00         } per share

                    {Preferred None   }              {Book Value $___________________}
(2) and/or shs. of  {Common: None     } no par value {Price fixed for sale$ None     } per share
                                                     {Book Value $  None             }
                                                     {Price fixed for sale $_________}

(3) A statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof is as follows:

                  The above common shares shall have equal voting powers, rights and privileges; however, the holders


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of said shares waive their preemptive rights to the purchase and issuance of the above common and preferred shares or any subsequent authorized common or preferred shares. The Preferred Stock shall be non-voting and non-cumulative; when earned surplus is available in any annual period, it may be paid a dividend, but no more than 6% in any annual period. In relation to the common stock, it shall be preferred as to both dividends and assets. In the discretion of the Company, said preferred stock may be redeemed at any time after two years from date of issuance, by payment of the par value of said stock at the time of redemption.

                                   ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows: (Statute requires one or more incorporators)

============================================================================================================
------------------------------------------------------------------------------------------------------------
Name                             Residence or                           Number of Shares
                                 Business Address
------------------------------------------------------------------------------------------------------------
     (No.)    (Street)    (City)         (State)                Par Stock               Non-Par Stock
                                                          --------------------------------------------------
                                                          Common         Preferred    Common    Preferred
------------------------------------------------------------------------------------------------------------
Hans Sickinger, 116 Endicott Road, Bloomfield Hills,        11             None        None        None
Michigan
------------------------------------------------------------------------------------------------------------
Albert E. Sickinger, 1071 Stratford Lane, Bloomfield        10             None        None        None
Hills, Michigan
------------------------------------------------------------------------------------------------------------

                                  ARTICLE VII.

The names and addresses of the first board of directors are as follows (Statute requires at least three directors):

======================================================================================================
                           Name                              Residence or Business Address
                                  (No.)             (Street)          (City)           (State)
Hans Sickinger                                         116 Endicott Road, Bloomfield Hills, Michigan
------------------------------------------------------------------------------------------------------
Albert E. Sickinger                                    1071 Stratford Lane,                       "
------------------------------------------------------------------------------------------------------
James R. Jenkins                                       801 Pontiac State Bank Bldg., Pontiac, Michigan
------------------------------------------------------------------------------------------------------

                                  ARTICLE VIII.

The term of the corporate existence is thirty years.


                                   ARTICLE IX.

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them and/or between the corporation and its shareholders or any class of them, any court of equity jurisdiction within the State of Michigan, may on the application of this corporation or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders, as the case may be, to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reogoranization of this corporation as a consequence of such compromise or


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arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, as the case may be, and also on this corporation.

We, the incorporators, sign our names this 1st day of July, 1963.

/s/ HANS SICKINGER
------------------------------
/s/ ALBERT E. SICKINGER
------------------------------

STATE OF MICHIGAN } ss.
  COUNTY OF WAYNE }

On this 1st day of July, 1963, Before me personally appeared Hans Sickinger and Albert E. Sickinger to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed.

                               /s/ CHRISTINE M. ANDERSON
                               ------------------------------
                               (Signature of Notary)
                               Christine M. Anderson
                               (Print or type name of Notary)

                               Notary Public for Wayne County, State of Michigan My commission expires Oct. 15, 1963


                                  * * * * * *

               CERTIFIED RESOLUTION OF CHANGE OF REGISTERED OFFICE


         I, Albert E. Sickinger, Secretary of HANS SICKINGER CO. do hereby certify that the following is a true and correct copy of the resolution adopted by the board of directors of said corporation at a meeting called and held on the 1st day of March, 1966:

         "RESOLVED, that the location of the registered office of HANS SICKINGER CO. within the State of Michigan is changed from 1071 Stratford Lane, Bloomfield Hills, 48013 (Zone) , County of Oakland, Michigan, to 576 So. Telegraph Road, Pontiac, 48053 (Zone), County of Oakland, Michigan."

Signed on 18th May, 1966

                                                     /s/ ALBERT E. SICKINGER
                                                     ---------------------------

                                  * * * * * *

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporation), the undersigned corporation executes the following Certificate:


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1. The present name of the corporation is:     HANS SICKINGER CO.

2. The corporation identification number (CID) assigned by the Bureau is:

   [1]    [3]   [1]   [-]   [7]   [8]   [6]

3. The location of its registered office is:

   2266 Franklin Road,   Bloomfield Hills         , Michigan        48013
   -----------------------------------------------           -------------------
   (Street Address)         (City)                                (Zip Code)
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4.   Article I of the Articles of Incorporation is hereby amended to read as follows:

           The name of the corporation is Sickinger Company.

     Article III of the Articles of Incorporation is hereby amended to read as follows:

           The location of its registered office is 3275 Lapeer Road, Auburn Hills, Michigan 48057.
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5.   The foregoing amendment to the Articles of Incorporation was duly adopted on the 17th day of January, 1986. The amendment was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

                               Signed this  16 day of June, 1986

                               By /s/ ALBERT E. SICKINGER
                                  ----------------------------------------------
                                      Albert E. Sickinger, President & Secretary
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            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

         Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

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1. The present name of the corporation is:  Sickinger Company

2. The corporation identification number (CID) assigned by the Bureau is:

   [1]    [3]   [1]   [-]   [7]   [8]   [6]

3. The location of its registered office is:

   3275 Lapeer, P.O. Box 215230, Auburn Hills        Michigan     48321
 ----------------------------------------------------         ------------------
 (Street Address)                   (City)                      (Zip Code)

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4.   Article V of the Articles of Incorporation is hereby amended to read as follows: The total authorized capital stock is 300 shares of common stock, par value $100.00 per share.

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5.   The foregoing amendment to the Articles of Incorporation was duly adopted on the 15th day of June, 1990. The amendment was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit corporation, and
     Section 407(2) of the Act if a profit corporation.

                                      Signed this  24 day of January, 1992

                                      By /s/ ALBERT E. SICKINGER
                                        --------------------------------------
                                             Albert E. Sickinger, President

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                                  * * * * * *


           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:



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1. The present name of the corporation is:  Sickinger Company

2. The corporation identification number (CID) assigned by the Bureau is:

   [1]    [3]   [1]   [-]   [7]   [8]   [6]

3. The location of its registered office is:

   3275 Lapeer, P.O. Box 215230      Auburn Hills    , Michigan       48321
 ----------------------------------------------------           ----------------
  (Street Address)                    (City)                        (Zip Code)
--------------------------------------------------------------------------------

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4.   Article VIII of the Articles of Incorporation is hereby amended to read as follows:

         The term of the Corporate existence is perpetual.

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5.   The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of April, 1992. The amendment was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit corporation, and
     Section 407(2) of the Act if a profit corporation.

                                      Signed this  20 day of April, 1992

                                      By /s/ ALBERT E. SICKINGER
                                         ------------------------------------
                                             Albert E. Sickinger, President

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